* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy
and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enevelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on [______], 2017 at 10:00 am EST.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - Common Stock

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

(1) To approve the issuance of shares of Dipexium common stock to PLx stockholders by virtue of the merger as contemplated by the Agreement and Plan of Merger and Reorganization dated os of December 22, 2016.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(2) To authorize an amendment to Dipexium's amended and restated certificate of incorporation to (a) increase the number of authorized shares of common stock from 30,000,000 to 100,000,000, as described in the joint proxy statement/prospectus, and (b) change the name of Dipexium to "PLx Pharma Inc.".

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(3) To authorize an amendment to Dipexium's amended and restated certificate of incorporation effecting a reverse stock split of Dipexium common stock, at a ratio ranging from 1-for-2 to 1-for-8.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

The Board of Directors recommends you vote FOR each director nominee:

(4) Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Robert J. DeLuccia	02 David P. Luci	03 Jack H. Dean
04 Michael Duffy	05 Thomas Harrison	06 William J. McSherry, Jr.
07 Barry Kagan		

(5) To approve on an advisory basis, the golden parachute compensation that may be paid or become payable to Dipexium's named executive officers as disclosed in the joint proxy statement/prospecuts.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(6) To ratify the selection of CohnReznick LLP, and independent registered public accounting firm as the independent auditor of Dipexium Pharmaceuticals, Inc. for the fiscal year ending December 31, 2017.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(7) To consider and vote on a proposal to adjourn the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes a the time of the annual meeting to approve the items under 1, 2 and 3 above.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date	Name	Signature	Signature, if held jointly
________	________	________	________

* SPECIMEN * AC:ACCT9999 90.00